Exhibit 10.9 (f)

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") is entered into this 1st day of November 2002 by and between Ledger Technologies Pty. Ltd.(A.C.N. 085 887 921), of 10 Bickhams Court, East St.Kilda, Victoria Australia ("Assignor"), and Perfect Optical Corporation, of 110 East 23rd Street, New York NY ("Assignee").

         Pursuant to the terms of this Agreement, in exchange for the satisfaction of $260,000 (USD) of obligations owed by Assignor to Assignee in connection with the loan arrangements reached in July 2000, Assignor hereby assigns, conveys, transfers and delivers all of its right, title and interest in and to $260,000 (USD) of that certain Promissory Note (Loan Agreement) dated November 8, 2000 (the "Note") due from I. T. Technology, Inc.(the "Obligor") to Assignor (the "Partial Note Assignment"). Assignee acknowledges and agrees that the remaining principal balance and accrued and unpaid interest due on the Note shall remain the property of the Assignor.

         In connection with and limited to the Partial Note Assignment, Assignee hereby agrees to assume all of Assignor's obligations under that certain Loan Agreement dated November 8, 2000 between the Assignor and the Obligor.

         IN WITNESS WHEREOF, Assignor, Assignee and the Obligor have duly executed this Assignment and Assumption Agreement as of the date first above written.


                                              LEDGER TECHNOLOGIES PTY. LTD


                                                       By:  /s/ Lisa Mochkin
                                                       Name:   Lisa Mochkin
                                                               Title: Director


                                              PERFECT OPTICAL CORPORATION


                                                       By:  /s/Israel Motchkin
                                                       Name:
                                                       Title: PRES
AGREED TO AND ACCEPTED
THIS 1 DAY OF NOVEMBER 2002

I. T. TECHNOLOGY, INC.

By: /s/ Yam-Hin Tan
Name: Yam-Hin Tan
Title:  Chief Financial Officer